EXHIBIT 10.23
                            ENERGY CAPITAL SOLUTIONS
                        3100 Monticello Avenue, Suite 120
                               Dallas, Texas 75205

                                 August 2, 2002



CONFIDENTIAL


Gasco Energy Inc.
W. King Grant
Executive Vice President and CFO
14 Inverness Drive, Suite 236 Building H
Englewood, Colorado 80112

Dear Mr. Grant:

The purpose of this letter agreement (the "Agreement") is to set forth the terms of the engagement by Gasco Energy Inc. ("Gasco" or the "Company") of Energy Capital Solutions LLC ("ECS"). During the Term (defined below), ECS will act as financial advisor to the Company and assist the Company with respect to the proposed private placement (the "Private Placement") of the Company's equity.

     1. Engagement. The Company hereby engages ECS exclusively to render financial advisory services to the Company concerning:

          The Private Placement of the Company's equity (the "Securities"). It is currently contemplated that the Private Placement will be structured as an offering of approximately $10 million of Gasco equity (the "Securities"). The final terms of the Private Placement, however, will be negotiated between the Company and the investors purchasing the Securities in the Private Placement. ECS intends to use its best efforts to help the Company complete the Private Placement. This Agreement shall not give rise to any commitment by ECS to purchase any of the Securities, and ECS shall have no authority to bind the Company.

     2. Term. The term of this Agreement shall run for six months from the date of this letter, and may be extended by mutual consent of the parties, subject to the provisions of Section 7 (the "Term").

     3. Services. In undertaking this assignment, ECS agrees to provide the following services to the Company as a "finder" in accordance with the guidelines for "finders" established by the no-action letters of the Securities and Exchange Commission in effect on the date hereof, subject to the provisions of Sections 4 and 7:

          (a)  familiarize   itself,   to  the  extent  it  deems  feasible  and
               appropriate, with the historical and projected business and financial performance of the Company;

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          (b)  advise on a strategy,  including  the  identification  of certain accredited investors which may have an interest in investing in the Company (such accredited investors so being referred to as the "Potential Investors" as identified by ECS in Exhibit I, of which it is agreed upon that additional investors may be added to
               Exhibit I until the termination of this Agreement), and the development of procedures and timetables for marketing the Company to the Potential Investors;

          (c) assist in the writing of management's confidential private placement memorandum or executive summary describing the Company;

          (d) advise on the creation of a financial projections model showing potential returns to the Potential Investors;

          (e) assist in coordinating due diligence investigations of the Company by the Potential Investors; provided, however, that ECS shall make no recommendation to any Potential Investor as to any investment in any securities of the Company; and

          (f) advise the Company on the evaluation of proposals from the Potential Investors regarding the Private Placement and formulate negotiation strategies; provided, however, that ECS shall not engage in any negotiations with any Potential Investor.

     4.   Certain Agreements of the Company. The Company:

          (a) agrees to make available to ECS all information concerning the business, assets, operations and financial condition of the Company, which ECS reasonably requests in connection with the performance of its obligations hereunder. The Company shall make members of management and other employees available to ECS for purposes of satisfying ECS due diligence requirements and consummating the Private Placement, and shall commit such time and other resources as are necessary or appropriate to secure reasonable and timely success of the Private Placement. The Company shall also provide ECS monthly financial updates on the Company during the Term and shall inform ECS of any material events or developments concerning prospective material events that may come to the attention of the Company at any point during the Term. None of the information provided to ECS shall contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. ECS will be relying, without independent verification, on the accuracy and completeness of all financial and other information that is and will be furnished to it by the Company;

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          (b)  agrees that the offering  memorandum,  executive  summary and all
               other  information  provided  to  Potential  Investors,   in  the
               aggregate, shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) agrees that it shall be responsible to make all necessary notifications of and filings with all SEC, state securities regulatory agencies and other regulatory bodies;

          (d) agrees and understands that this Agreement and the advising services set forth in Section 3 above in no way constitute a guarantee that the Private Placement will be successful. The Company acknowledges that it is ultimately responsible for all phases of the Private Placement.

     5. Fees. In consideration for the services provided by ECS, the Company hereby agrees to pay ECS the following:

          Retainer. Upon execution of this Agreement, the Company shall pay ECS a retainer in the amount of twenty-five thousand dollars ($25,000.00) immediately upon signing this Agreement.

          The Private Placement. In connection with the proposed Private Placement of the Company's equity, the Company hereby agrees to pay ECS (the "Advisory Fee") the amount of 5.0% of the gross proceeds raised from the Potential Investors, if either during the Term or within 12 months following the Term (i) the Private Placement is consummated, or (ii) a definitive agreement or letter of intent or other evidence of commitment is entered into which subsequently results in a private offering of equity securities of the Company being consummated. The Advisory Fee shall be paid in its entirety to ECS at the closing of the Private Placement.

     6. Expenses. In addition to any fees that may be payable hereunder and regardless of whether any proposed transaction is consummated, the Company hereby agrees to reimburse ECS for all reasonable travel, legal and other out-of-pocket expenses incurred in performing the services described herein (including reasonable fees and disbursements of ECS's legal counsel, which shall not exceed $30,000).

     7. Termination. This Agreement may be terminated on either the Company's or ECS written request with 30 days notice, provided that such termination shall not affect the exculpation, indemnification and contribution obligations of the Company or the right of ECS to receive any fees payable hereunder, any fees which have accrued prior to such termination, or the right of ECS to receive reimbursement for its out-of-pocket expenses described above. t is expressly understood that neither ECS nor the Company shall have any continuing obligation or liability to one another under this Agreement upon termination hereof, except in respect of the matters specifically referenced in this
          Section 7.

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     8.   Disclosure.  The Company agrees that, except as required by applicable law, any advice to be provided by ECS under this Agreement shall not be disclosed publicly or made available to third parties without the prior approval of ECS, which approval shall not be unreasonably withheld.

     9. Complete Agreement. This Agreement incorporates the entire agreement of the parties with respect to the subject matter of this Agreement, and may not be amended or modified except in writing. The Company acknowledges and understands that this Agreement shall be binding upon any successors or assigns of the Company.

     10. Miscellaneous, Amendments. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect. The Company is a sophisticated business enterprise that has retained ECS for the limited purpose set forth in this Agreement, and the parties acknowledge and agree that their respective rights and obligations are contractual in nature. Each party disclaims an intention to impose fiduciary or other non-contractual obligations on the other by virtue of the engagement contemplated by this Agreement. This Agreement may not be amended or modified except in writing and shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of laws provisions thereof.

     11. Indemnification. Recognizing that transactions of the type contemplated in this Agreement sometimes result in litigation and that ECS role is advisory, the Company agrees to indemnify and hold harmless ECS, its partners, employees, directors, officers, consultants, agents, affiliates and persons deemed to be in control of ECS within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the "Indemnified Parties" and individually an "Indemnified Party"), from and against any claims, losses, expenses, damages and liabilities, joint or several, as they may be incurred, related to or arising in any manner out of any transaction, proposal or any other matter contemplated by the engagement of ECS under this Agreement (the "Matters"). The Company also agrees that neither ECS nor any other Indemnified Party shall have any liability to the Company or its affiliates, partners, directors, officers, consultants, agents, employees, controlling persons, creditors or securityholders for any losses, claims, damages, liabilities or expenses related to or arising out of any Matters, except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that are finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of such Indemnified Party. The Company will promptly reimburse any Indemnified Party for all expenses as reasonably incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to or arising in any manner out of any Matter, or any action or proceeding arising therefrom.

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          The Company may assume the defense of any  litigation or proceeding in respect of which indemnity may be sought hereunder, including the employment of counsel and experts reasonably satisfactory to ECS and the payment of the fees and expenses of such counsel and experts, in which event, except as provided below, the Company shall not be liable for the fees and expenses of any other counsel or expert retained by
          any   Indemnified   Party  in  connection   with  such  litigation  or
          proceeding. In any such litigation or proceeding the defense of which the Company shall have so assumed, any Indemnified Party shall have the right to participate in such litigation or proceeding and to retain its own counsel and experts, but the fees and expenses of such counsel and experts shall be at the expense of such Indemnified Party unless (i) the Company and such Indemnified Party shall have mutually agreed in writing to the retention of such counsel or experts, (ii) the Company shall have failed in a timely manner to assume the defense and employ counsel or experts reasonably satisfactory to ECS in such litigation or proceeding, or (iii) the named parties to any such litigation or proceeding (including any impleaded parties) include the Company and such Indemnified Party and representation of the Company and any Indemnified Party by the same counsel or experts would, in the reasonable opinion of ECS, be inappropriate due to actual or potential differing interests between the Company and any such Indemnified Party.

          The Company shall not, without the prior written consent of ECS, settle any litigation relating to this Agreement or any Matter unless such settlement includes an express, complete and unconditional release of ECS and its affiliates (and their respective control persons, partners, directors, officers, employees, consultants and agents) with respect to all claims asserted against any Indemnified Party in such litigation such release to be set forth in an instrument signed by all parties to such settlement.

          Notwithstanding any provision herein to the contrary, the Company shall not be liable hereunder for indemnification to an Indemnified Party, and the Indemnified Party shall not be exculpated, in respect of any claims, damages, losses, liabilities or expenses that are finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of such Indemnified Party.

          The Company agrees that the exculpation, indemnification and reimbursement commitments set forth herein shall apply whether or not such Indemnified Party is a formal party to any such claim, action or proceeding. The Company agrees that if any exculpation, indemnification or reimbursement sought pursuant to this letter were for any reason not to be available to any Indemnified Party or insufficient to hold any Indemnified Party harmless as and to the extent contemplated hereby, then the Company shall contribute to the amount paid or payable by the Indemnified Party as a result of the claims, damages, losses, expenses and liabilities in such proportion


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          as is appropriate (i) to reflect the relative  benefits to the Company and its securityholders on the one hand, and ECS on the other hand, in
          connection   with  the   transaction   to  which   such   exculpation,
          indemnification or reimbursement relates or (ii) if the allocation on that basis is not permitted by applicable law, to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each such Indemnified Party, respectively, and the Company as well as any other relevant equitable considerations. The Company and ECS agree that it would not be just and equitable if the
          contribution   provided  for  herein  were   determined  by  pro  rata
          allocation or any other method which does not take into account the equitable considerations referred to above. It is hereby agreed that the relative benefits to the Company, on the one hand, and ECS, on the other hand, with respect to this engagement shall be deemed to be in the same proportion as the fee paid to ECS in connection with such engagement. In no event shall ECS contribute in excess of the fees actually received by ECS pursuant to the terms of this Agreement.

          The exculpation, indemnity, reimbursement and contribution obligations of the Company shall survive the termination of this Agreement, shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or an Indemnified Party.

          The exculpation, indemnity, reimbursement and contribution provided herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto or any person controlling (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act or 1934, as amended) any party hereto.

     12. Confidentiality. All of the information to be revealed by the Company to ECS or its directors, officers, employees, affiliates, representatives (including, without limitation, advisors, attorneys and accountants) or agents (collectively, "Representatives") about the Company's interests, prospects, business plan, assets, liabilities and financing sources, are deemed to be confidential and proprietary, including without limitation, all analyses, compilations, forecasts, studies or other documents prepared by ECS or its Representatives in connection with the Private Placement which contain or reflect such information. Such confidential information shall also consist of profit or loss forecasts and interim financial information not yet available to the public.

          It is agreed that for purposes of this agreement "confidential information" does not include any material that the Company authorizes to be used in the Private Placement such as a Private Placement Memorandum, Information Memorandum and other supporting documents for the financing, as well as, information of which ECS or its Representatives can demonstrate knowledge prior to the date of this Agreement that was not furnished by the Company to ECS or its Representatives on a confidential basis, information which is publicly available prior to this Agreement, and/or information which through no action of ECS or its Representatives became public after the execution of this Agreement, provided that such source is not bound by a confidentiality agreement with the Company.

          ECS agrees that (i) any confidential information provided by the Company to ECS or its Representatives will be held strictly confidential, provided that it may be disclosed to anyone with a need to know who has signed a confidentiality agreement in the form hereof with the Company; and (ii) no purchase or sale of the securities of the Company will be made or encouraged by ECS or its Representatives during the time ECS possesses material confidential information prior to its disclosure to the public by means of press release or otherwise.

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          Upon the  request of the  Company,  ECS and its  Representatives  will
          promptly   deliver  to  the   Company   any  copies  of   confidential
          information, including any notes and extracts thereof and ECS shall certify to the Company in writing the destruction of all analyses, projection, and other work product derived from or relating to the confidential information given to ECS and its Representatives.

          ECS will direct its Representatives to observe the terms of this Agreement, and will be responsible for any breach of this Agreement by any of its Representatives. It is understood and agreed that money damages would not be sufficient remedy for any breach of this Agreement by ECS or its Representative and that the Company shall be entitled to specific performance as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for ECS or any of its Representatives' breach of this Agreement but shall be in addition to all other remedies available at law or equity to the Company.

          In the event that ECS or any of its Representatives are requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the confidential information, ECS will notify the Company promptly so that the Company may seek a protective order or other appropriate remedy (including procuring the confidential treatment of the information in the hands of the person receiving the information) or, in the Company's sole discretion, waive compliance with the terms of this Agreement. In the event that no such protective order or other remedy is obtained, or that the Company waives compliance with the terms of this Agreement, ECS will furnish only that portion of the confidential information which it is advised by counsel is legally required.

Please confirm that the foregoing is in accordance with our understandings and agreements by signing and returning to ECS the duplicate of this letter enclosed herewith.

                                          Very truly yours,

                                          ENERGY CAPITAL SOLUTIONS, LLC


                                          By: /s/  Keith J. Behrens
                                              ----------------------------------
                                               Keith J. Behrens
                                               Managing Director


Accepted and Agreed to:

GASCO ENERGY INC.

By: /s/ W. King Grant
    ----------------------------------------
      W. King Grant
      Executive Vice President and CFO

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